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[LOGO]  FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
        118 BALTIMORE STREET / CUMBERLAND, MARYLAND  21502-2366 / 301/724-3363





                                 PRESS RELEASE

Release Date:                           Further Information:

IMMEDIATE RELEASE                       Patrick J. Coyne
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                                             - or -

                                        William C. Marsh
                                        Executive Vice President
                                        Chief Financial Officer

August 1, 1996                          Phone:  301/724-3363




           FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND ANNOUNCES
                  NET INCOME OF $3.6 MILLION FOR FISCAL 1996


Cumberland, MD, August 1, 1996 - First Financial Corporation of Western Maryland (Nasdaq: FFWM), the holding company for First Federal Savings Bank of Western Maryland, today announced consolidated net income for the year ended June 30, 1996 of $3.6 MILLION or $1.65 per share, as compared to a net loss of $1.2 million or $0.56 per share for the prior fiscal year.

The Corporation's return on average assets and return on average equity were above industry averages at 1.09% and 8.97%, respectively, for the year ended June 30, 1996. Fiscal 1996 results represent record core earnings for the Corporation as net income before income taxes and accounting changes was $5.9 million for fiscal 1996 compared to a loss of $2.0 million in fiscal 1995, and income of $3.8 million and $3.4 million in fiscal 1994 and fiscal 1993, respectively.

For the fourth quarter ended June 30, 1996, the Corporation realized consolidated net income of $999,000 or $0.46 per share, compared to a net loss of $1.2 million or $0.54 per share for the same period in the prior fiscal year. The prior year quarterly and annual net losses were primarily the result of the Corporation incurring $5.5 million in provisions for loan losses in the third and fourth quarters of fiscal 1995.
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PRESS RELEASE
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August 1, 1996


Total stockholders' equity and book value per share increased to $41.7 million and $19.16 per share, respectively, at June 30, 1996, as compared to $38.5 million and $18.06 per share, respectively, at June 30, 1995. Total assets minimally decreased to $322.0 million at June 30, 1996 from $329.4 million at June 30, 1995. This decrease in assets reflects management's ongoing efforts to reduce the Corporation's cost of funds and enhance net interest margin by planned decreases in higher costing certificates of deposit in order to position the Corporation for the utilization of more favorable sources of funding for future growth.

Improvements in core operating results for fiscal 1996, included an increase of $1.0 million or 7.6% in net interest income, to $14.4 million in fiscal 1996, from $13.4 million in fiscal 1995 and a reduction in operating expenses of $1.4 million or 12.9%, to $9.3 million in fiscal 1996, from $10.6 million in fiscal 1995. Contributing to the increase in net interest income was an improvement in the Corporation's net interest margin to 4.52% for fiscal 1996, up from 4.11% in fiscal 1995. This increase in net interest margin can be attributed to a strategic realignment of the Corporation's securities portfolio achieved during fiscal 1996 by reinvesting underperforming securities and securities with significant pre-payment risk into higher yielding government agency securities and loans, a planned reduction in deposit costs and increased average loan balances from fiscal 1995 to fiscal 1996. New loan production for fiscal 1996 was $98.4 million resulting in a net increase in loans receivable of $20.0 million or 9.0% to $243.1 million at June 30, 1996 from $223.1 million at June 30, 1995.

During fiscal 1996, the Corporation continued its steady progress in reducing the level of problem assets. Non-performing assets decreased $1.2 million or 16.0% to $6.4 million at June 30, 1996 from $7.6 million at June 30, 1995. Total loan loss and real estate owned reserves represented 121.4% of non-performing assets at June 30, 1996.

Patrick J. Coyne, Chairman of the Board, President and Chief Executive Officer of the Corporation and the Bank, stated that the continued improvement in the Corporation's profitability can be directly attributed to management's efforts to improve the asset/liability mix and all aspects of operations. These efforts have been part of ongoing initiatives, implemented during the second half of fiscal 1995, to enhance shareholder value and improve customer service. The initiatives include: the previously announced stock repurchase program; offering new and improved loan and deposit products designed to meet the specific needs of customers in the Bank's market areas; modernizing the Corporation's data processing capabilities; streamlining internal processes and procedures in order to improve the efficiency of operations; providing training to the Corporation's staff; and maintaining continued involvement in community organizations and activities.

Mr. Coyne further stated that he is pleased with the fiscal 1996 results and the overall improvement of the Corporation's financial and operational performance, and noted that the continued balance sheet strength, loan growth momentum, enhanced asset/liability mix and improved operating activities provide a solid base for growth and continued favorable performance trends.

First Federal Savings Bank of Western Maryland is a federally chartered, FDIC-insured stock savings bank which conducts its business through 10 offices located within the greater Cumberland area, Hagerstown, Frostburg, Oakland and Westernport, Maryland.
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PRESS RELEASE
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August 1, 1996


                FIRST FINANCIAL CORPORATION OF WESTERN MARYLAND
                         SUMMARY OF OPERATING RESULTS

FISCAL YEAR ENDED JUNE 30:                                                       1996                      1995
- -------------------------                                                        ----                      ----
Net income (loss) before income taxes                                       $  5,871,000             $(1,984,000)

Provision for (benefit from) income taxes                                   $  2,271,000             $  (765,000)
                                                                            ------------             ------------

Net income (loss)                                                           $  3,600,000             $(1,219,000)
                                                                            ============             ============

Provision for loan losses                                                       $600,000               $5,985,000

Net income (loss) per share                                                        $1.65                  $(0.56)
Average shares outstanding                                                     2,180,269                2,174,825

Return on average assets                                                           1.09%                       NA
Return on average stockholders' equity                                             8.97%                       NA

QUARTER ENDED JUNE 30:                                                            1996                     1995
- ---------------------                                                             ----                     ----
Net income (loss) before income taxes                                       $  1,629,000             $(1,937,000)

Provision for (benefit from) income taxes                                   $    630,000             $  (747,000)
                                                                            ------------             ------------

Net income (loss)                                                           $    999,000             $(1,190,000)
                                                                            ============             ============

Provision for loan losses                                                       $150,000               $2,772,000

Net income (loss) per share                                                        $0.46                  $(0.54)
Average shares outstanding                                                     2,197,178                2,185,079

Annualized return on average assets                                                1.23%                       NA
Annualized return on average stockholders' equity                                  9.66%                       NA


                                                                           06/30/96           06/30/95
                                                                           --------           --------
Total assets                                                             $321,994,000       $329,375,000
Total loans                                                              $243,113,000       $223,066,000
Total deposits                                                           $274,756,000       $283,360,000
Total stockholders' equity                                                $41,707,000        $38,470,000
Total shares outstanding                                                    2,176,739          2,130,212
Book value per share                                                           $19.16             $18.06